Exhibit 10.22

SETTLEMENT AGREEMENT

This settlement agreement (the “Agreement”) is made by and between DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”), and Iron Compass LLC and Iron Compass GP, LLC, on behalf of and for the account of Iron Compass Partners LP and Iron Compass North Partners LP (collectively, “Iron Compass”), who have each agreed to be bound by this Agreement (all of the foregoing, the “Parties”).

WHEREAS the Parties have agreed to a resolution of matters related to the annual and special meeting of the shareholders of DIRTT scheduled to be held on June 26, 2018 (the “Meeting”, which also includes any adjournment or postponement of such meeting) and other matters;

AND WHEREAS Iron Compass GP, LLC delivered to the Company and each director thereof a requisition for a meeting of the shareholders of DIRTT dated March 15, 2018 (the “Requisition”);

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the Parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party), the Parties hereto agree as follows:

I.	AUTHORITY

1.

Iron Compass owns, exercises control or authority over, or has direction to vote common shares in the capital of the Company (the “Common Shares”); and, for purposes of this Agreement, “Subject Securities” means Common Shares and any other securities of the Company entitled to vote for the election of directors of the Company from time to time owned legally or beneficially, either directly or indirectly, by Iron Compass or over which they exercise control or direction in respect of voting or over which they otherwise have the authority to vote.

2.

Iron Compass represents and warrants to the Company (and acknowledges that the Company is relying upon such representations and warranties) that, (a) Schedule “A” hereto sets out, as of the date hereof, those persons who beneficially own the Subject Securities and the number of Subject Securities so owned, (b) as of the date hereof, it has the exclusive right to exercise control or direction over, or voting control of, the Subject Securities, (c) as of the date hereof, it has not (directly or indirectly) granted or agreed to grant to any person any power of attorney or attorney in fact, proxy or other right to vote in respect of any of the Subject Securities or entered into with any person other than an affiliate thereof any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of the Company’s shareholders or give consents or approvals of any kind with respect to the Subject Securities and (d) as of the date hereof and except as disclosed in writing to the Chair of the Corporate Governance Committee of the Company (the “CGC”), there are no agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between John (Jack) Elliott, Ronald Kaplan (collectively, the “New

Directors”) or any affiliates or associates of, or any person or entity acting jointly or in concert with, a New Director, and Iron Compass.

3.	Each Party represents and warrants to the other Parties (and acknowledges that the other Parties are relying upon such representations and warranties) that:

(a)

this Agreement has been duly executed and delivered by it and this Agreement constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(b)	it has the necessary legal capacity and authority to enter into this Agreement and to carry out its obligations hereunder; and

(c)	neither the execution and delivery of this Agreement by it nor the performance by it of its obligations hereunder will:

(i)

result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any of the terms, conditions or provisions of any agreement to which it is a party or by which it (or, in the case of Iron Compass, its Subject Securities) may be bound, which breach or default could reasonably be expected to have a material adverse effect on its ability to comply with its obligations under this Agreement; or

(ii)

violate or conflict with any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to it or any of its properties or assets, including the Subject Securities (as applicable).

II.	NEW BOARD AND THE MEETING

4.

Upon the execution of this Agreement, the Company shall take any and all steps necessary to ensure that the board of directors of DIRTT shall be comprised of, and only of, Christine McGinley, Denise Karkkainen, Gregory Burke, Mogens Smed, Richard Haray, Steven Parry, Todd Lillibridge, Wayne Boulais and the New Directors (the “New Board”). As a result, each of Michael Goldstein and Lawrence Fairholm shall resign from the board of directors of DIRTT forthwith; provided, however, that Mr. Goldstein shall be entitled to attend all board meetings as an observer for so long as he is the Interim Chief Executive Officer of the Company.

5.

Upon the appointment of the New Directors to the New Board, the Parties agree and acknowledge that the New Directors shall be governed by the same statutory and Company obligations regarding confidentiality, conflicts of interest, fiduciary duties, trading and disclosure policies and other governance guidelines as are currently applicable to all directors of DIRTT, copies of which policies and guidelines applicable to directors have been published on the Company’s website or provided to Iron Compass.

6.

The term “Elected Directors” refers, collectively, to the then non-interim chief executive officer of the Company (provided he/she has been appointed prior to the date the circular is mailed in connection with the Meeting), Christine McGinley, Denise Karkkainen, Mogens Smed, Richard Haray, Steven Parry, Todd Lillibridge, Wayne Boulais, and the New Directors; and shall constitute the “New Board” from and after the Meeting. The Elected Directors shall comprise the management slate of directors proposed for election by DIRTT at the Meeting (with no other nominations being made by or on behalf of DIRTT or its management).

7.

In the event that either of the New Directors is unable or unwilling to continue as a director of the Company during the Term (as defined below) and provided that Iron Compass then beneficially owns or exercises control or direction over not less than 2.5% of the issued and outstanding Common Shares, Iron Compass shall be entitled to nominate, in the manner but subject to the provisions set out below in this Section 7, a replacement director to the board of directors, who shall be one of three individuals put forward by Iron Compass as a candidate for the vacancy and who (i) is acceptable to the board of directors from among those three individuals, and (ii) is and was not a director, employee or officer of (or consultant to) the Company or Iron Compass; such individual so nominated and chosen shall for all purposes herein be a New Director. In making a nomination under this Section 7, Iron Compass shall provide in writing the names of the nominees, together with up-to-date resumes therefor, to the CGC. The CGC shall within 7 business days of receiving this information and after consulting with Egon Zehnder or another reputable search firm either inform Iron Compass (a) of the nominee that the CGC finds acceptable and will recommend to the board of directors of DIRTT for appointment or (b) that none of the nominees has the appropriate qualifications for appointment to the board of directors of DIRTT based on the criteria and qualifications sought by the CGC for nominees in the prior 12 months; and if paragraph (b) is applicable, the CGC and Iron Compass shall act in good faith to agree upon a replacement nominee and if such agreement is not reached within sixty days following receipt by the CGC of information regarding the three nominations either the Company or Iron Compass may terminate this Agreement on and as of such sixtieth day.

8.	The Meeting shall be held solely for the purpose of considering and voting on resolutions approving and giving effect to the following matters (collectively, the “Resolutions”):

(a)	electing the Elected Directors;
(b)

amending the advance notice provisions of the by-laws of the Company to meet the current voting guidelines established by Institutional Shareholder Services for companies listed on the Toronto Stock Exchange; and

(c)	appointing the auditors.

9.	The Company shall solicit proxies on behalf of and recommend to its shareholders that they vote in favour of the Resolutions at the Meeting.

10.

Iron Compass hereby covenants and agrees, from the date hereof until immediately following the Meeting, to cause its Subject Securities to be counted as present for purposes of establishing quorum and vote (or cause to be voted) such Subject Securities in favour of the Resolutions.

11.

Iron Compass agrees that it will, on or before the tenth (10th) calendar day prior to the date of the Meeting, provide evidence to the Company that all of its Subject Securities have been voted in support of the Resolutions. Iron Compass agrees that it will not change or withdraw its vote in support of the Resolutions.

12.

Iron Compass agrees that it will not option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey any Subject Securities, or any right or interest therein (legal or equitable), to any person or group or agree to do any of the foregoing, if doing so would in any way prevent the Subject Securities from being voted as provided in Section 10 above.

III.	CEO SEARCH COMMITTEE , ETC.

13.

Notwithstanding anything contained herein, the New Board shall establish a committee designated as the “CEO Search Committee” (the membership of which shall be comprised of Richard Haray, Todd Lillibridge, John (Jack) Elliot and Ronald Kaplan), the mandate of which is set out in Schedule “B” hereto. One of the New Directors, as recommended by the CGC, will serve on the Human Resources & Compensation Committee; the other New Director will serve on the CGC.

IV.	STANDSTILL

14.	Iron Compass agrees that, during the Term, it will not directly or indirectly:

(a)	vote any Subject Securities and any other voting securities of the Company acquired after the date hereof in a manner inconsistent with the provisions of this Agreement;

(b)

either alone or with any other shareholders of the Company, requisition a meeting of the shareholders of the Company or put forward a shareholder proposal for the purpose of replacing one or more directors of the Company or for any other purpose inconsistent with the provisions of this Agreement;

(c)	make or in any way participate in any solicitation of proxies to vote, or seek to advise or influence any other person with respect to the voting of,

any securities of the Company inconsistent with the provisions of this Agreement;

(d)

otherwise act alone or in concert with others to seek to control or influence the management, board of directors or corporate policies of the Company except in accordance with the provisions of this Agreement, provided, however, nothing in this paragraph 14(d) shall prevent Iron Compass from engagement with the Company in any manner consistent with the Company’s applicable policies and procedures, for example, sharing views, analysis and commentary with members of the New Board and management of DIRTT;

(e)	participate in any transaction for the acquisition of all or a material portion of the assets of the Company; or

(f)

publicly announce an intention to do any of the things referred to in this Section 14 or enter into any discussions, agreements or understandings with any person with respect to the foregoing, or advise, assist, support, or encourage any person to take any action inconsistent with the foregoing, provided, however, nothing in this paragraph 14(f) shall prevent Iron Compass from securing potential board candidates for election at the 2019 annual general meeting of shareholders of the Company (the “2019 Meeting”).

V.	PRESS RELEASE

15.

Immediately following execution of this Agreement, a press release (the “Press Release”), in the form attached hereto as Schedule “C”, shall be issued announcing the matters set forth herein. None of the signatories hereto shall (a) make any public statements (including in any filing with Canadian securities regulators or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release or (b) except as required by law, issue or cause the publication of any press release or other public announcement with respect to the matters that are the subject of this Agreement, without the prior written consent of DIRTT and Iron Compass. The signatories hereto acknowledge that a copy of this Agreement may be filed on SEDAR.

VI.	MISCELLANEOUS

16.

This Agreement is effective on the date hereof and shall remain in full force and effect from the date hereof until the earlier of (i) the date the Company files notice on SEDAR announcing the date of the 2019 Meeting and (ii) the date of termination pursuant to Section 7 (such period is referred to herein as the “Term”). The provisions of Sections 16, 17, 20 and 22 through 27 shall survive the termination of this Agreement. No termination of this Agreement shall relieve the termination of this Agreement. No termination of this Agreement shall relieve any Party from liability for any breach of this Agreement prior to such termination.

17.

Each signatory hereto hereby acknowledges and agrees, on behalf of itself and its affiliates, that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the signatories hereto will be entitled to specific relief hereunder, including, without limitation, an injunction(s) to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the Courts of Alberta, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

18.	Iron Compass hereby withdraws the Requisition effective upon the execution of this Agreement and the establishment of the New Board.

19.

Following the execution of this Agreement, DIRTT will take all necessary steps to update the majority voting policy of the Company after taking into account the proposed majority voting policy put forward by Iron Compass in the Requisition.

20.

Within five (5) business days of the receipt of detailed invoices (which documentation shall not require the waiver of attorney-client privilege and shall (in respect of counsel to Iron Compass) include all details other than time entry description of work undertaken), the New Board shall make a payment to Wildeboer Dellelce LLP in trust so as to reimburse Iron Compass for actual out-of-pocket fees and expenses incurred through the date hereof related to and in connection with Iron Compass’ interactions with DIRTT, the Requisition and Iron Compass’ efforts to change the composition of the board of directors of DIRTT, up to an aggregate cap of $275,000 (the “Iron Compass Fees”). The New Board and DIRTT agree that all Iron Compass Fees are reasonable and appropriate.

21.

During the Term, none of the signatories hereto will make any adverse, negative or disparaging statements, directly or indirectly, regarding any other signatory or the Meeting, except as may be required by governmental authority or applicable law and with reasonable notice provided to the affected party if such notice may reasonably be provided. The signatories hereto agree that a signed covenant to this effect from each of the signatories will be exchanged immediately following the execution of this Agreement. Such covenants shall be in the form attached hereto as Schedule “D”.

22.

Neither Iron Compass on the one hand nor DIRTT on the other hand, nor any of their respective representatives (with the Parties being responsible for the actions of their respective representatives), will disclose any information regarding the discussions between them concerning this Agreement and related matters, except as may be required in the opinion of legal counsel to Iron Compass or DIRTT, as applicable, under applicable securities laws or stock exchange requirements.

23.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein, and the parties hereto hereby irrevocably attorn to the jurisdiction of the courts thereof.

24.	This Agreement constitutes the entire agreement between the Parties and supersedes and replaces any and all other agreements, arrangements or understandings between or among the Parties.

25.

Each Party hereto agrees to execute and deliver all such documents and to do all such other acts and things as may be reasonably necessary from time to time to give full effect to the provisions and intent of this Agreement.

26.

This Agreement and the rights of the Parties hereto may not be assigned by any Party without the prior written consent of the other Parties. All the terms and provisions of this Agreement shall be binding upon and shall enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

27.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. Each Party shall be entitled to rely on delivery of a facsimile copy of this Agreement, and acceptance by any Party of a facsimile copy of this Agreement shall create a legal, valid and binding agreement between and among the Parties hereto in accordance with the terms hereof.

28.	Time shall be of the essence hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties have executed this agreement as of the 14th day of April, 2018.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

By:	Steve Parry
Name: Steve Parry
Title: Lead Director

IRON COMPASS GP, LLC, as General Partner of IRON COMPASS PARTNERS LP

By:	James Hegyi
Name: James Hegyi
Title: Partner

IRON COMPASS GP, LLC, as General Partner of IRON COMPASS NORTH PARTNERS LP

By:	James Hegyi
Name: James Hegyi
Title: Partner

IRON COMPASS LLC

By:
James Hegyi
Name: James Hegyi
Title: Partner

SCHEDULE “A”

Shareholder	Common Shares

Iron Compass North Partners LP	3,141,181

Iron Compass Partners LP	1,146,963

SCHEDULE “B”

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

MANDATE OF CEO SEARCH COMMITTEE

1.

The board of directors (the “Board”) of DIRTT Environmental Solutions Ltd. (the “Corporation”) has formed a special committee (the “CEO Search Committee”) comprised of Richard Haray (Chair), Todd Lillibridge, John Elliott and Ronald Kaplan, the responsibilities of which are set out below:

(a)

oversee and supervise the process carried out by the Corporation in conducting a search for a chief executive officer so as to allow the Board to receive the information desired to make an informed decision and ensure proper processes have been followed (the “CEO Search Process”);

(b)

together with the professional advisors of the Corporation (including Egon Zehnder and Hugessen Consulting), facilitate the CEO Search Process, including interviewing potential candidates and recommending appropriate compensation for the chief executive officer of the Corporation;

(c)	supervise the preparation of any documents of the Corporation required in connection with the CEO Search Process; and

(d)

make recommendations to the Board in respect of such matters considered relevant with respect to the CEO Search Process, including recommending not less than two possible candidates for the role of permanent chief executive officer of the Corporation, none of whom shall be a current employee, officer or director of the Corporation.

2.	In carrying out its responsibilities, the CEO Search Committee is authorized and empowered to:

(a)	utilize the executive search services of Egon Zehnder and the independent compensation consulting services of Hugessen Consulting, and seek advice from legal counsel of the Corporation;

(b)	with the consent of the Human Resources and Compensation Committee, retain additional consulting services as required; and

(c)	take such other action as in its opinion is necessary or desirable in the discharge of its responsibilities.

3.	Management of the Corporation shall assist the CEO Search Committee in the performance of its responsibilities as and to the extent requested by the CEO Search Committee, including by providing all information and materials within its direct or indirect control that may be requested by the CEO Search Committee or its professional advisors.

4.

The CEO Search Committee may invite the Lead Director and other directors, officers, employees and advisors of the Corporation as it sees fit from time to time to attend its meetings and assist thereat.

5.

The members of the CEO Search Committee shall be authorized to do all acts and things and to execute all instruments, agreements, elections and documents on behalf of the Corporation or the CEO Search Committee as may be necessary or desirable to give effect to decisions duly made by the CEO Search Committee pursuant to the provision of this Mandate.

6.

No business may be transacted by the CEO Search Committee except at a meeting at which a quorum of the CEO Search Committee is present. A quorum for meetings is a majority of the members of the CEO Search Committee, present in person.

7.	The CEO Search Committee shall keep minutes of all meetings, which minutes shall subsequently be distributed to the Board for review.

8.	Meetings of the CEO Search Committee shall occur as frequently as its members shall deem necessary. Any member of the CEO Search Committee may call a meeting of the CEO Search Committee.

9.

Notice of the time and place of any meetings shall be mailed or otherwise given not less than 48 hours before the meeting but may be waived in writing by any member of the CEO Search Committee either before or after such meeting. The attendance of a member of the CEO Search Committee at a meeting shall constitute a waiver of notice of such meeting except where a member of the CEO Search Committee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

10.

Any member of the CEO Search Committee may participate in a meeting by means of a conference telephone or other communications equipment by means of which all individuals participating in the meeting can hear each other and a member of the CEO Search Committee so participating shall be considered to be present in person at that meeting.

11.	Upon the appointment of a permanent chief executive officer of the Corporation, this Mandate will automatically terminate and cease to have any force or effect.

SCHEDULE “C”

PRESS RELEASE

DIRTT and Iron Compass Agree on Board Refreshment

•	Former President and CEO of Pure Technologies Ltd. and Chairman of Trex Company, Inc. to join DIRTT’s Board

•	Iron Compass withdraws meeting requisition and enters into settlement agreement with DIRTT

CALGARY, Alberta, April 16, 2018 - DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”) (TSX: DRT), an interior construction company using technology for client-driven design and manufacturing, announces it has agreed with recommendations provided by Iron Compass, LLC to add John (Jack) Elliott and Ronald Kaplan to the board of directors of the Company (the “Board”), effective immediately.

“In January we renewed our commitment to engage with our shareholders to the betterment of the Company and all stakeholders. The addition of two great leaders, Jack Elliott and Ronald Kaplan, is evidence of what can happen when constructive collaboration with our shareholders takes place,” says Steve Parry, Lead Director. “Iron Compass put forward two truly talented and highly qualified nominees with impressive skill sets and track records that will enhance our board and contribute to DIRTT’s growth strategy.”

Given the expertise Mr. Elliott and Mr. Kaplan bring in leading and building successful companies, they will be participating in the recruitment of DIRTT’s new CEO. As such, both individuals will join existing directors Todd Lillibridge and Richard Haray on a newly-created CEO Search Committee with the mandate to recruit a talented external candidate with a track record of value creation to become the next CEO.

“We are pleased with the addition of Mr. Elliott and Mr. Kaplan in order to enhance the Board and executive search process,” said Matt Kupersmith, Partner, Iron Compass. “Like the Board, we believe that DIRTT is a special company with an ability to create significant long-term shareholder value. Mr. Elliott and Mr. Kaplan can be instrumental in helping the Company to execute on the opportunity.”

To immediately accommodate these appointments, long-serving director Lawrence D. Fairholm who joined the Board in 2005 has retired from the Board and Interim CEO Mr. Goldstein will step down as a Director. Mr. Fairholm has agreed to remain involved with the Company as a special advisor to the Company with respect to Partners.

Mr. Goldstein will continue to lead the Company, with full scope and authority as Interim CEO, and will work closely with the Board and participate in Board meetings as an observer. Gregory Burke who also joined the Board in 2005 will not be nominated to serve as a Director at the June 26, 2018 meeting consistent with the Board’s focus on renewal and on having truly independent directors.

“On behalf of the entire DIRTT family, we would like to thank Lawrence for his commitment and leadership to our company over the last 13 years. I would also like to personally express my appreciation to him for graciously agreeing to step off the board to make room for our new board members. He has demonstrated a selfless commitment to the betterment of the Company. It has been a pleasure to work alongside him and I know he has more to contribute to the Company as an advisor.” Parry added, “I would also like to express my appreciation to Michael for continuing to demonstrate leadership for our company by offering to step off the board to make room for our new board members.”

DIRTT and Iron Compass have entered into a customary settlement agreement and Iron Compass has withdrawn its previous meeting requisition. The parties have agreed to amend the Company’s majority voting policy and, subject to shareholder approval, advance notice provisions. The agreement is available on SEDAR at www.sedar.com. DIRTT’s annual and special meeting of shareholders will take place on June 26, 2018 with a record date of May 7, 2018.

New Director Biographies

John F. (Jack) Elliott, P.Eng.

Mr. Elliott served as President of Pure Technologies Ltd. since 2009 and CEO since 2014 until the company was acquired in February 2018. Since joining Pure in 1996 Mr. Elliott served in a number of key senior management positions and was instrumental in building the company into the world leader in technology-driven condition assessment, monitoring and analysis of water, wastewater and oil & gas pipelines. During Mr. Elliott’s tenure as President and later CEO, revenue and Adjusted EBITDA grew by more than 400% and 700%, respectively.

Prior to joining Pure Technologies, Mr. Elliott was General Manager of Structural Diagnostics Limited, Operations Manager and General Manager of CCD Western Limited, and Operations Manager for Cana Construction Limited. Mr. Elliott is a Past President of the American Concrete Institute (Alberta Chapter).

Mr. Elliott holds a Bachelor of Engineering from National University of Ireland (University College Cork).

Ronald W. Kaplan

Mr. Kaplan is the Chairman of Trex Company (“Trex”), the leading manufacturer of wood alternative decking materials known for its long-tailed secular growth opportunity, dramatic financial success, and environmental sustainability. Trex (NYSE: TREX) has a market capitalization of approximately US$3.2 billion. As Chief Executive Officer (“CEO”) from 2008 until 2015 and subsequently Chairman, Mr. Kaplan led a dramatic turnaround that has resulted in greater than 70% growth in revenue, and an improvement of EBITDA from negative to more than positive US $150 million and a total shareholder return in excess of 2400%.

Mr. Kaplan has also served as the Chief Executive Officer and President of Continental Global Group Inc. and held numerous senior roles in the Harsco Corporation. He has also serves as a director of ECORE International Inc. and CaesarStone Ltd.

Mr. Kaplan holds a B.A. in Economics from Alfred University and an MBA Degree from the Wharton School of Business, University of Pennsylvania.

About DIRTT

DIRTT Environmental Solutions (Doing it Right This Time) uses its proprietary 3D software to design, manufacture and install fully customized prefabricated interiors. The Company’s customers in the corporate, government, education and healthcare sectors benefit from DIRTT’s precise design and costing; rapid lead times with the highest levels of customization and flexibility; and faster, cleaner construction.

DIRTT’s manufacturing facilities are in Phoenix, Savannah, Kelowna and Calgary. DIRTT’s team supports 100 Partners throughout North America, the Middle East and Asia. DIRTT trades on the Toronto Stock Exchange under the symbol “DRT.” For more information visit www.dirtt.net.

About Iron Compass

Iron Compass, LLC endeavors to be a long-term owner of ‘classically great’ businesses. Founded by James Hegyi and Matt Kupersmith, Iron Compass invests in companies it believes have a distinct competitive advantage that allows them to generate high returns on invested capital, stable cash flow, and growth over the long term. The greatest businesses seek to outperform contemporaneously in both operations and capital management. www.ironcompassinvestors.com.

For further information, please contact:

Kim MacEachern

Investor Relations, DIRTT

KMacEachern@DIRTT.net

403.618.4539

Forward-Looking Statements

Certain information and statements contained in this news release constitute “forward-looking information” and “forward-looking statements” (collectively, “Forward-Looking Information”) as defined under applicable Canadian securities laws and the Company hereby cautions investors about important factors that could cause the Company’s actual results or outcomes to differ materially from those projected in any Forward-Looking Information contained in this news release. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “will continue”, “is anticipated”, “believes”, “estimated”, “intends”, “plans”, “projection” and “outlook”), are not historical facts and may be forward-looking and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such Forward-Looking Information.

In particular and without limitation, this news release contains Forward-Looking Information pertaining to the following: comments with respect to acceleration of the Company’s long-term growth and finding a permanent CEO. With respect to Forward-Looking Information contained in this news release, assumptions have been made regarding the Company, among other things:

●	its ability to manage its growth;

●	competition in its industry;

●	its ability to enhance current products and develop and introduce new products;

SCHEDULE “D”

NON-DISPARAGEMENT COVENANT

TO: ● (the “Specified Persons”)

WHEREAS DIRTT Environmental Solutions Ltd. (“DIRTT”) and Iron Compass LLC and Iron Compass GP, LLC, on behalf of and for the account of Iron Compass Partners LP and Iron Compass North Partners LP (collectively, “Iron Compass”), entered into a Settlement Agreement (the “Settlement Agreement”) dated as of April [●], 2018;

AND WHEREAS capitalized terms used herein that are not otherwise defined have the meanings ascribed thereto in the Settlement Agreement;

AND WHEREAS it is a term of the Settlement Agreement that the undersigned will not make any adverse, negative or disparaging statements, directly or indirectly, regarding any other Party or the Meeting, except as may be required by governmental authority or applicable law and with reasonable notice provided to the affected party if such notice may reasonably be provided;

NOW THEREFORE IN CONSIDERATION of the covenants and matters set forth in the Settlement Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

The undersigned hereby covenants and agrees that: following the execution of the Settlement Agreement, the undersigned will not make any adverse, negative or disparaging statements, directly or indirectly, regarding any Specified Person as they relate to DIRTT or the circumstances surrounding the Requisition, the Meeting, or the circular filed by Iron Compass on March 5, 2018, except as may be required by governmental authority or applicable law and with reasonable notice provided to the Specified Person if such notice may reasonably be provided.

Notwithstanding the provisions hereof, the covenants hereunder shall terminate and cease to have any effect upon the termination of the Settlement Agreement.

DATED the [●] day of April, 2018.

[To be signed by respective parties]